Consulting Engagement Agreement

Left Right Marketing Technology and C2 Consulting Inc.

Left Right Marketing Technology (LRMK) has agreed to contract C2 Consulting Inc. (C2) to provide consulting services relating to the business processes, finances, logistics, and systems project management relating to Hall Communications, CrazyGrazer.com, DS Properties, Stylewise, and DSLV Lawlor Advertising.

C2 will provide recommendations and implementation plans as well as assume primary responsibility for implementation of all C2 developed initiatives agreed by LRMK. These initiatives include but are not limited to:

  Financial Restructuring

  Legal Entity Structure Evaluation

  Legal Entity Restructuring Initiative Implementation

  Development and Implementation of General Banking Relationship(s)

  Development and Implementation of Merchant Banking Relationships for Credit Card Processing

  Development of Roadshow Document

  Evaluation of Current Logistics Contracts

  Develop Comprehensive Logistical Implementation Plan

  Contract Negotiations with Logistics/Shipping Vendors

This agreement will commence as of December 1, 2003 and conclude on May 31, 2004, unless extended by mutual agreement of both parties. Any additional fees for an agreed extension will be negotiated prior to the extension contract execution.

Fees for this engagement are 160,000 shares of LRMK stock. Shares must be transferred to the account of C2 Consulting Inc. at Merrill Lynch no later than January 31. C2 will provide account information and transfer details no later than January 15, 2004.

Expenses will be billed as actually accrued on a monthly basis and are due on receipt of our statement. Reasonable travel expenses include full coach fare for US domestic travel, business class fare for international travel, train, taxi, hotel, meals and tips. All international travel will be agreed and approved by LRMK prior to finalizing travel arrangements. We do not bill for fax, courier, administrative work, telephone, duplication or related office expenses.

Conditions- the quality of our work is guaranteed. Once accepted, this offer is noncancelable for any reason, and payments are to be made at the times specified. However, you may reschedule, postpone, or delay this project as your business needs may unexpectedly dictate without penalty and without time limit, subject only to mutually agreeable timeframes in the future.

Acceptance

For: C2 Consulting Inc.

____________________________

Mark R. Newburg

President

Date:________________________

For: Left Right Marketing Technology

____________________________

Name

____________________________

Title

Date:________________________